UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 26, 2005
PENFORD CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Washington

(State or Other Jurisdiction of Incorporation)

0-11488	91-1221360

(Commission File Number)	(IRS Employer Identification No.)

7094 South Revere Parkway, Englewood, Colorado	80112-3932

(Address of Principal Executive Offices)	(Zip Code)
(303) 649-1900

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement
On August 26, 2005, the independent members of the Board of Directors of Penford Corporation (the “Company”) approved an amendment to the Company’s non-employee director compensation arrangements. This amendment provides that directors who perform special assignments as part of their Board or Committee service that exceed the normal expectation of the service from Board members are entitled to be compensated at the same per diem rate payable to directors for participation in a meeting of the Board of Directors. Payments made for such special assignment service must be approved by a majority of the independent members of the Board of Directors and the total fees paid for such services may not exceed $60,000 in any fiscal year. A copy of the policy is attached as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits

99.1.	Penford Corporation Director Special Assignments Compensation Policy

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Penford Corporation (Registrant)
August 31, 2005	/s/ Steven O. Cordier
Steven O. Cordier
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
99.1.	Penford Corporation Director Special Assignments Compensation Policy